UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2015 (March 3, 2015)

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55202	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of P. Sue Perrotty as Independent Director and Non-Executive Chair

On March 3, 2015, the board of directors (the “Board”) of American Realty Capital Global Trust, Inc. (the “Company”) appointed P. Sue Perrotty as an independent director and a member of the audit committee. The Board also appointed Ms. Perrotty as non-executive chair of the Board. There are no related party transactions involving Ms. Perrotty that are reportable under Item 404(a) of Regulation S-K.

On March 5, 2015, in connection with the appointment of Ms. Perrotty, the Board took action to increase the number of directors constituting the entire board to four directors pursuant to Article III, Section 2 of the Company’s bylaws, with such increase in size of the board being effective immediately following the appointment of Ms. Perrotty.

Ms. Perrotty, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the Company’s employee and director incentive restricted share plan. The Company pays to each of its independent directors a retainer of $30,000 plus certain per meeting compensation and reimbursements.  Under the Company’s employee and director incentive restricted share plan, Ms. Perrotty will be entitled to receive an award of 1,333 restricted shares of common stock on the date of her appointment and at each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors under the Company’s employee and director incentive restricted share plan vests over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. Ms. Perrotty will also enter into an indemnification agreement with the Company, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Resignation of William M. Kahane as Executive Chairman

On March 3, 2015, in connection with Ms. Perrotty’s appointment as non-executive chair of the Board, William M. Kahane resigned from his role as executive chairman of the Board. Mr. Kahane will continue to serve in his capacity as a director the Board. Mr. Kahane did not resign pursuant to any disagreement with the Company.

Item 8.01. Other Events.

Intention to List Common Stock on New York Stock Exchange

On March 9, 2015, the Company announced that that it intends to file an application to list its common stock on the New York Stock Exchange (“NYSE”) under the symbol “GNL,” and, subject to NYSE approval, anticipates that its common stock will begin trading on the NYSE during the second quarter of 2015. Concurrent with the listing, the Company intends to change its name to “Global Net Lease, Inc.”

The Company’s Board of Directors determined, in consultation with its financial advisors, Barclays and RCS Capital, a division of Realty Capital Securities, LLC, that it is in the Company’s best interest to move forward with the listing application. This decision is the result of a process begun in December 2014 by the Board of Directors to evaluate possible strategic alternatives designed to maximize long-term stockholder value.

On March 9, 2015, the Company issued a press release announcing the foregoing and such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: March 9, 2015	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer